Exhibit 3.16

Approved & filed in the office of the Secretary of State this 27th day of April, 1957
/s/ J. Fed Jones
Deputy Chief – Charter Division

ARTICLES OF INCORPORATION

OF

TEXAS-MIDLAND TELEPHONE COMPANY

We, the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is Texas-Midland Telephone Company.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are:

To establish, own, operate, maintain and to engage in telephone exchanges and stations, with authority to own, construct, lease, conduct, maintain and operate all the necessary plants, equipment and facilities thereto pertaining; to acquire all supplies, materials, merchandise and other articles as shall be necessary or incidental to such business; and to have any and all powers above set forth as fully as natural persons, whether as principals or agents; and to buy, sell, trade and deal with goods, wares and merchandise of every kind and nature in carrying on such telephone business.

To make and enter into all kinds of contracts, agreements and obligations by and with any person or persons, corporation or corporations, for the purchasing, acquiring, holding, constructing, selling or otherwise, all equipment and property pertaining to the operation of telephone lines and exchanges.

To engage in, all engineering and construction services necessary and incidental to the operation of such telephone business, and to contract for the use of telephone services.

To do, perform and carry on all and singular the above and foregoing purposes, businesses, trades and occupations, or any act necessary, customary, or convenient, in connection therewith in the manner and to the same extent as natural persons could do.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of the par value of $1.00 each.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $10,000.00, consisting of cash money, labor done and property actually received, which sum is at least equal to 10% of the total capitalization of said corporation and not less than $1,000.00.

ARTICLE VI

The post office address of its initial registered office is 1520 Life of America Building, Dallas, Texas, and the name of its initial registered agent at such address is C. J. Wimer.

ARTICLE VII

The number of Directors constituting the initial Board of Directors is four, and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

C. J. Wimer	5625 Boca Raton, Dallas, Texas
Ann Wimer	5625 Boca Raton, Dallas, Texas
Emma B. Simpson	Frisco, Texas
Richard R. Lee, Jr.	600 Gibraltar Building, Dallas, Texas

ARTICLE VIII

The names and addresses of the incorporators are:

C. J. Wimer	5625 Boca Raton, Dallas, Texas
Ann Wimer	5625 Boca Raton, Dallas, Texas
Emma B. Simpson	Frisco, Texas

IN WITNESS WHEREOF, we have hereunto set our hands this 24th day of April, 1957.

/s/ C. J. Wimer
C. J. Wimer

/s/ Ann Wimer
Ann Wimer

/s/ Emma B. Simpson
Emma B. Simpson

THE STATE OF TEXAS	:
COUNTY OF DALLAS	:

I, the undersigned authority, a Notary Public in and for Dallas County, Texas, do hereby certify that on this the 24th day of April, 1957, personally appeared before me, C. J. Wimer, Ann Wimer and Emma B. Simpson, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Mrs. Mozelle M. Perkinds Elwell
Mrs. Mozelle M. Perkins Elwell
Notary Public in and for Dallas
County, Texas
[STATE SEAL]

Filed in the Office of the Secretary of State of Texas this 9 day of Jan 1964 Robert L. Towery Director, Charter Division
By:	/s/ Bonnibel Pettibon
Administrative Assistant

STATEMENT OF CHANGE OF REGISTERED OFFICE

OF

TEXAS-MIDLAND TELEPHONE COMPANY

To the Secretary of State

of the State of Texas:

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation, organized under the laws of the State of Texas, submits the following statement for the purpose of changing its registered office in the State of Texas:

1. The name of the corporation is TEXAS-MIDLAND TELEPHONE COMPANY.

2. The post office address of its present registered office is 1520 Life of America Building, Dallas, Texas.

3. The post office address to which its registered office is to be changed is Post Office Drawer 429, Grandview, Texas.

4. The post office address of its registered office and the post office address of the business office of its registered agent, C. J. Wimer, as changed, will be identical.

5. Such change was authorized by resolution duly adopted by its board of directors.

Dater January 8, 1964.

TEXAS-MIDLAND TELEPHONE COMPANY

BY	/s/ C. J. Wimer
C. J. Wimer
Its President

And	/s/ Richard R. Lee, Jr.
Richard R. Lee, Jr.
Its Secretary

THE STATE OF TEXAS	:
:
COUNTY OF JOHNSON	:

I, Geraldine Holland, a notary public, do hereby certify that on this 8th day of January, 1964, personally appeared before me C. J. Wimer, who being by me first duly sworn, declared that he is the President of Texas-Midland Telephone Company, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

/s/ Geraldine Holland
Notary Public, Johnson County, Texas.

[NOTARY PUBLIC SEAL]

Filed in the Office of the Secretary of State of Texas this 12th day of Nov, 1976
By	/s/ Linda Martinez
Administrative Assistant

STATEMENT OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT, OR BOTH

To the Secretary of State

of the State of Texas:

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation, organized under the laws of the State of Texas, submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Texas:

1. The name of the corporation is: Texas-Midland Telephone Company.

2. The post office address of its present registered office is: P. O. Box 429, Grandview, Texas.

3. The post office address to which its registered office is to be changed is: 1800 Commerce Building, Fort Worth, Texas 76102.

4. The name of its present registered agent is: C. J. Wimer.

5. The name of its successor registered agent is: John B. McClane.

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by resolution duly adopted by its Board of Directors.

DATED: November 11, 1976.

TEXAS-MIDLAND-TELEPHONE COMPANY

By	/s/ Don P. Brown
Don P. Brown
Its President

By	/s/ E. W. Olson
E. W. Olson
Its Secretary

THE STATE OF TEXAS	§

COUNTY OF JOHNSON	§

I, Harriet Sue Roberts, a Notary Public, do hereby certify that on this 11th day of November, 1976, personally appeared before me Don P. Brown who being by me first duly sworn, declared that he is the President of Texas-Midland Telephone Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Harriet Sue Roberts
Notary Public, Johnson County, Texas.

FILED

In the Office of the

Secretary of State of Texas

November 16, 1987

Corporations Section

FORM PROMULGATED BY SECRETARY OF STATE

STATEMENT OF CHANGE OF REGISTERED

OFFICE OR REGISTERED AGENT, OR BOTH,

BY A TEXAS DOMESTIC CORPORATION

1. The name of the corporation is TEXAS-MIDLAND TELEPHONE COMPANY.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is 1800 Commerce Bldg., Ft. Worth, Texas 76102

3. The address, including street and number, to which its registered office is to be changed is Republic National Bank Building, c/o C T Corporation System, Dallas, Texas 75201 (Give new address or state “no change”)

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is John B. McClane

5. The name of its new registered agent is C T CORPORATION SYSTEM (Give new address or state “no change”)

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by its board of directors.

/s/ [Illegible]
President or Vice President

Sworn to 11-9-87
(date)

[OFFICIAL SEAL SUSAN KATHRYN BLAIR NOTARY PUBLIC - CALIFORNIA MY COMM. EXPIRES NOV. 11, 1989	/s/ Susan Kathryn Blair Notary Public
(NOTARY SEAL)]	Contra Costa County, California

INSTRUCTIONS:

Nos. 2 and 4, present office and present agent, must be completed even if one of them is not changed. Submit two (2) copies with genuine signatures and notary seals on each. Filing fee for a business (for profit) corporation is $10.00.

(Texas – 2231 – 10/16/75)

Filed

In the Office of the

Secretary of State of Texas

July 13, 1990

Corporations Section

To the Secretary of State

of the State of Texas:

C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.	The name of the corporation is Texas-Midland Telephone Company

2. The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4. The name of its present registered agent is C T CORPORATION SYSTEM

5. The name of its successor registered agent is C T CORPORATION SYSTEM

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been giver in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

/s/ C T CORPORATION SYSTEM

By	/s/ [Illegible]
Its Vice President

FORM 404 Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709	[STATE SEAL OF TEXAS] Articles of Amendment Pursuant to Article 4.04 Texas Business Corporation Act	Filed in the Office of the Secretary of State of Texas Filing #: 13941000 07/05/2006 Document #: 135500110003 Image Generated Electronically
for Web Filing

Filing Fee: $150

Article 1 – Name

The name of the corporation is:

TEXAS-ALLTEL, INC.

The filing number issued to the corporation by the secretary of state is: 13941000

Article 2 – Amended Name

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follow :

Texas Windstream, Inc.

A letter of consent, if applicable, is attached. CT Corp Consent to name.pdf

Article 3 – Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

☒ A. This document becomes effective when the document is filed by the secretary of state.

or

☐ B. This document becomes effective at a later date, which is not more than (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Kevin L. Beebe, President
Signature of Authorized Officer

FILING OFFICE COPY

Form 808 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: See Instructions	[STATE SEAL OF TEXAS] Early Adoption of the Business Organization Code By an Existing Domestic Entity	This space reserved for office use. FILED In the Office of the Secretary of State of Texas June 20 2008 Corporations Section

Entity Information

The name of the domestic entity is:
Texas Windstream, Inc.

The date of formation of the entity is:	April 25, 1957

The file number issued to the entity by the secretary of state is:	13941000

Entity Type

☒ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☐ Limited Liability Company	☐ Limited Partnership

Election to Adopt

The domestic entity voluntarily elects to adopt and become subject to the Texas Business Organizations Code by filing this statement with the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 6-17-2008

/s/ John Fletcher

/s/ EVP & General Counsel
Signature and title of authorized person (see instructions)

Form 808